EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement on Amendment No. 3 to Form SB-2 being filed under the Securities Exchange Act of 1933 by CyberAds, Inc. of our report dated February 16, 2001, relating to our audit of the combined financial statements of CyberAds, Inc., as of December 31, 2000 and appearing in the registration statement on Amendment No. 3 Form SB-2.

WEINBERG & COMPANY, P.A.
Certified Public Accountants
/s/Weinberg & Company P.A.

Boca Raton, Florida
October 25, 2001